EXHIBIT 21
                              OLD NATIONAL BANCORP
                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1999

                                      Jurisdiction of         Business Name
Name of Subsidiary                     Incorporation          of Subsidiary
------------------                    ---------------         -------------

Old National Bank                  United States of America   Old National Bank
 (Lawrenceville, Illinois)

Old National Realty Company, Inc.  Indiana                    Old National
 (Evansville, Indiana)                                        Realty Company,
                                                              Inc.

Indiana Old National Insurance     Vermont                    IONIC
 Company
 (Evansville, Indiana)

Orange County Bank                 Indiana                    Orange County Bank
 (Paoli, Indiana)

Old National Trust Company         United States of America   Old National Trust
 (Evansville, Indiana)                                        Company

Old National Trust Company         United States of America   Old National
 -Kentucky                                                    Trust Company-
 (Morganfield, Kentucky)                                      Kentucky

Old National Trust Company         United States of America   Old National
 -Illinois                                                    Trust Company-
 (Mt. Carmel, Illinois)                                       Illinois

ONB Finance Company                Indiana                    ONB Finance
 (Terre Haute, Indiana)